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                                    Exhibit 1

                             Joint Filing Agreement

         The undersigned hereby agree that this statement is filed on behalf of each of them.

         Dated: March 19, 1998

                                       PROFUTURES SPECIAL EQUITIES FUND, L.P.

                                       By: ProFutures Fund Management, Inc., a
                                           General Partner

                                       By: /s/ Gary D. Halbert
                                           -------------------------------------
                                           Gary D. Halbert, President



                                       /s/ Gary D. Halbert
                                       -----------------------------------------
                                           Gary D. Halbert


                                       /s/ John F. Mauldin
                                       -----------------------------------------
                                           John F. Mauldin